Exhibit 99.1

The below announcement was shared with Electronic Arts employees by our CEO Andrew Wilson.
Subject: Empowering our Creative Leaders to Drive Growth

Team,

The amazing experiences we create and deliver — across platforms, geographies, and business models — captivate hundreds of millions of players and counting. As more and more people around the world choose games as their first and most important way to come together, express themselves, and share their fandom, what we do together as leaders of interactive entertainment matters more than ever.

Engaging these growing audiences represents incredible opportunities for our teams to entertain massive online communities, create blockbuster interactive storytelling, and amplify the power of community in and around our games with social and creator tools. Creativity and innovation have always been the foundation of everything we do. Now, we must further empower our creative teams so that we might realize our strategic vision.

Today, we are announcing the next step of our strategy by aligning our studios into two organizations that report to me — EA Entertainment and EA SPORTS. This evolution of our company continues to empower our studio leaders with more creative ownership and financial accountability to make faster and more insightful decisions around development and go to market strategies. These steps will accelerate our business, drive growth, and deliver long-term value for our people, our players and our communities.

EA Entertainment encompasses extraordinary owned IP, including some of the world’s most beloved blockbuster franchises, as well as licensed IP through powerful collaborations. We’re building the future of interactive entertainment on a foundation of legendary franchises and innovative new experiences, which represents massive opportunities for growth.

I am excited to announce that Laura Miele has been appointed President of EA Entertainment, Technology & Central Development. She will oversee key studios, empowering them with more creative ownership, while continuing to lead central technology and development services to drive execution and operational efficiencies. Laura has a proven track record of leading creative teams at scale and delivering business results. I thank Laura for her incredible leadership and look forward to partnering with her on delivering our compelling strategy as she steps into this crucial role to drive transformational growth for the company.

As part of EA Entertainment, Vince Zampella, who has an unrivaled reputation for creating games that shape culture and build communities, will lead the world-class studios responsible for Apex Legends, our Star Wars games, and Battlefield. Samantha Ryan will remain focused on leading lifestyle franchises and blockbuster single-player experiences. Jeff Karp will continue to lead mobile, positioning us for significant growth on the world’s largest platform. In addition to focusing on the future of our globally recognized mobile games, Jeff and his team will partner with franchise leaders to build on the success of titles such as FIFA Mobile to create connected ecosystems for our players.

EA SPORTS is home to some of the most valuable properties in all of sports, with an incredible portfolio of IP, massive online communities with hundreds of millions of fans, and more global rights for more sports than anywhere else in interactive entertainment. Cam Weber has been appointed President of EA SPORTS, guiding the organization responsible for our genre-leading EA SPORTS experiences and our entire racing portfolio. With expanded business ownership, he will accelerate the teams’ ambitious growth plans, including building EA SPORTS FC and our American football franchises into connected multi-platform ecosystems. Through Cam’s unparalleled leadership, our EA SPORTS teams are already the best in the business, and we are positioned to lead the future of sports fandom.

With cultural and generational trends continuing to expand the definition of games beyond play to new modes of watch, create and connect, we must continually evolve to meet and engage players on their terms, and through their preferred platforms. Newly appointed EVP and Chief Experiences Officer David Tinson will lead the EA Experiences team to develop and scale services and capabilities across Commercial, Marketing, WWCE, EAX and Positive Play in order to inspire, engage and connect fans, in and around our games. David’s vision, passion, and focus on culture-defining storytelling and experiences will position this team to drive business impact and amplify the power of our communities both in and beyond our games.

Today’s announcement also includes the news of Chris Bruzzo’s retirement at the end of the month. Over the last nine years, Chris led many innovative global player campaigns for EA’s biggest franchises, establishing the company’s first commitments to positive play, inclusion and accessibility, making our games safer, fairer, and more equitable for all people. Through a deep commitment to leadership succession planning, Chris has partnered closely with David to prepare for this transition. I am deeply grateful for Chris’ lasting impact on our business, people and culture.

In addition, Chris Suh has made the personal decision to leave the company and pursue another opportunity. I thank Chris for his work and wish him all the best. Stuart Canfield has been appointed EA’s new EVP and Chief Financial Officer. With 20 years of experience in global finance, investor relations, and operational leadership roles, Stuart brings extensive knowledge of our business and the broader gaming industry, as well as a proven track record of delivering results. As CFO of our global studio organizations and EA SPORTS, he played a pivotal role in transforming our company. It has been my great fortune to work alongside Stuart for two decades and I deeply respect and value his guidance and leadership. Today’s appointment is the result of a strategic succession process, and Stuart is the right leader to drive long-term shareholder value and unlock further growth.

Over the coming months, Stuart, Laura, Cam, and David will partner closely with studio leaders to implement these organizational changes, further embedding dedicated capabilities into franchise teams and driving operational rigor. Chief Strategy Officer Mihir Vaidya will now report directly to me, and together with Chief People Officer Mala Singh and Chief Legal Officer Jake Schatz, our entire management team is focused on executing our core strategies to drive results.

Our business remains strong, and I could not be more excited about our future as we bring more amazing games and experiences to more people around the world. Thank you for your creativity, passion, and all that you do, as we write the next great chapter of our story together.

Be well,

Andrew